Exhibit 10.27

Project no. 838450 /30000 TICK/SAI

Funding contract

agreed between

Österreichische Forschungsförderungsgesellschaft mbH (FFG)

as funding donor

and

ARSANIS Biosciences GmbH

Helmut-Qualtinger-Gasse

2 1030 Vienna

Company register number FN 354305m

as funding recipient.

1 Awarding of the funding

1.1	Based on the funding request submitted for the EUROSTARS CoD 8 on cut-off date 3/1/2012 and consequently received in the FFG eCall on 8/31/2012, the “EUROSTARS CoD 8: 7563 KLEBSICURE—development of monoclonal antibody-based immune therapy and diagnostics for severe Klebsiella infections” and based on the professional decision according to the recommendation of the Eurostars decision-making bodies on 6/12/2012, funding is awarded for the following project:

Project number: 8384 50 Project name (subject of the agreement):
EUROSTARS CoD8: 7563 KLEBSICURE - development of monoclonal antibody-based immune therapy and diagnostics for severe Klebsiella infections
	Program:	EUROSTARS
	Tender:	Eurostars CoD 8 2012_BMWFJ

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Österreichische Forschungsförderungsgesellschaft mbH Sensengasse 1 1090 Vienna	Tel +43(0)5 7755-0 Fax+43 (0)5 7755-97900 www.ffg.at, office@ffg.at FN 252263a HG Vienna

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2 Project duration

2.1	The overall project duration begins on 8/1/2012 and ends on 1/31/2015.

3 Funding period

3.1	The objective funding period of the project begins on 8/1/2012 as acceptance deadline and ends on 1/31/ 2015.

4 Type and level of funding

4.1	The funding is provided in the following form for the funding period specified in section 3:

Funding form	Amount up to max.
Grant of FFG (Eurostars)	EUR	1,469, 000.00
EU bonus top-up (max. 25%)	EUR	239, 000.00

Total	EUR	1,708, 000.00

The FFG grant is financed from additional funds provided by the Bundesministerium für Wirtschaft, Familie und Jugend [Federal Ministry of Economics, Family and Youth]

The EU top-up bonus is financed out of European Commission funds.

4.2	The subsidized financing of the project amounts to 60.0% of the demonstrable and eligible project costs. The remaining funding of the project costs is the responsibility of the funding recipient. Based on the planning data, the funding cash value amounts to EUR 1,708,000.00, that is 60.0% related to the eligible costs according to point 5.1.

4.3	The maximum funding cash value according to the applicable community guidelines for state R&D aid amounts to 60.0%.

4.4	The consequence of the shortfall of the eligible project costs is an aliquot reduction of the funding.

4.5	The eligible project costs according to section 5 as well the costs reported through interim and final settlements do not represent any cost acknowledgment before an assessment by the FFG. The final amount of the eligible total project costs as well as the funding is determined only after completion of the project during invoice verification.

5 Eligible costs

5.1	The funding is subject to the following eligible project costs:

Personnel costs	EUR	1,662,000.00
R&D infrastructure use	EUR	152,743.00
General and material costs	EUR	587,257.00
Third-party services	EUR	435,000.00
Travel expenses	EUR	10,000.00

Total eligible costs	EUR	2,847,000.00

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Österreichische Forschungsförderungsgesellschaft mbH Sensengasse 1 1090 Vienna	Tel +43(0)5 7755-0 Fax+43 (0)5 7755-97900 www.ffg.at, office@ffg.at FN 252263a HG Vienna

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5.2	Eligible costs are all those costs and expenses attributable to the project that result directly, actually and additionally from the usual operating costs for the duration of the funded research activity. Additional supplementary provisions to the eligible costs can arise from FFG guidelines and from the “guidelines for handling project costs in funding applications and reports for funded projects with EU co-funding (Version 1.3)”.

5.3	Substantial changes to the cost structure require the prior written approval of the FFG.

5.4	The sales tax levied on the costs of the service is not eligible. In so far as this sales tax demonstrably and finally is to be borne by the funding recipient and consequently no pre-tax deduction is applicable for him/her, it is taken into account as an eligible cost component. The—in whatever way—recoverable sales tax is not eligible, if the funding recipient does not get it back. If the tax office regards a grant not as a taxable service of the funding recipient to the funding donor according to BGBI no. 663 of the 1994 sales tax, but as contractual remuneration and sales tax is thus payable to the tax office by the funding recipient, the contractual remuneration is to be regarded as gross remuneration. An additional separate sales tax settlement is—for whatever legal reason—excluded.

5.5	If the amortization period of an item (section 285 ABGB), which is purchased to carry out the project, exceeds the funding period, the depreciation costs are eligible in the manner specified according to the FFG basis programs guidelines and in the “guidelines for handling the project costs in funding requests and reports (Version 1.3)”.

5.6	The funding means of the funding donor must not be used for the creation of reserves and provisions according to BGBI no. 400 of the 1988 income tax law. The funding means must be used only for the services and objectives set out in the funding request.

5.7	From a temporal point of view, only costs can be recognized as eligible from the project start in accordance with Article 3.

5.8	The costs incurred by the funding recipient or his/her partners from preparation of the contract, or any transfer charges, must be borne by these parties and do not constitute eligible costs.

5.9	The funding donor reserves the right to defer, reduce or suspend payment of funding, if and as long as circumstances are such that the orderly execution of the sponsored project appears not to be guaranteed (e.g. the cost justification is not provided as planned).

6 Project-specific conditions and requirements

6.1	Project-specific special conditions and requirements

1.	Before payment of the 1st installment, the remaining funding must be demonstrated in writing within 12 weeks of the contract issue date.

2.	The upper limit of the hourly rates accounted for in the final settlement are the rates according to BGBl. II no. 50/1999, Annex 3; furthermore, overheads according to “FFG cost guidelines” that arise directly from the research project can be deducted.

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Österreichische Forschungsförderungsgesellschaft mbH Sensengasse 1 1090 Vienna	Tel +43(0)5 7755-0 Fax+43 (0)5 7755-97900 www.ffg.at, office@ffg.at FN 252263a HG Vienna

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7 Payment of the funding

7.1	The specified funding amount is transferred in accordance with the following payment plan:

On contract completion:	€367,250.00
after presentation and approval of the 1st interim report and interim settlement on the deadline 6/30/2013	€367,250.00
after presentation and approval of the 2nd interim report and interim settlement on the deadline 12/31/2013	€367,250.00
after presentation and approval of the 3rd interim report and interim settlement on the deadline 7/31/2014	€367,250.00

A residual installment of €239,000.00 is subject to the approval of the final report and examination of the final statement. In the course of the final reporting, fulfillment of the listed conditions must be demonstrated.

7.2	The transfer is made to the following account of the funding recipient

Account owner:	ARSANIS Biosciences GmbH
Bank name:
IBAN:
BIC/SWIFT:

8 Reporting obligations

8.1	The funding recipient must report the implementation of the funded project by submitting technical reports (interim and final reports) and settlements to the FFG according to point 3 of the General Funding Conditions. Reporting and accounting must take place via eCall (https://ecall.ffg.at). Use of the forms defined in eCall is mandatory. Further documents must be made available to the FFG on request.

8.2	The project coordinator is also obliged to create half-yearly joint reports for the project partners in English and transmit them to the EUREKA secretariat (ESE).

8.3	The funding recipient is obliged to cooperate fully on any possible assessment or audit of the project together with a designated entity, with an organ of the federation or the EU or EUREKA secretariat or representatives of the funding organization. This obligation remains valid after the end of the agreement.

9 Contract changes

9.1	Changes to the current contract can be only made in written form. This applies also to a departure from this provision.

9.2	Changes that concern the international Eurostars project require approval of the Eurostars decision-making bodies by means of the “Request for Change” procedure.

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Österreichische Forschungsförderungsgesellschaft mbH Sensengasse 1 1090 Vienna	Tel +43(0)5 7755-0 Fax+43 (0)5 7755-97900 www.ffg.at, office@ffg.at FN 252263a HG Vienna

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10 Liability

10.1	The funding recipient must be liable without limit to the FFG for adherence to all contractual conditions. The funding recipient is also liable for the behavior of third parties for whom he/she is responsible (e.g. owners, corporate bodies, etc.). The funding recipient indemnifies and holds the FFG harmless against the claims of third parties.

11 Severability clause

11.1	If a provision of this funding contract proves ineffective, the effectiveness of the remaining provisions of the funding contract are not affected. The contracting parties undertake to replace an ineffective provision by a provision that comes closest to the purpose of the contract.

12 Applicable law

12.1	This contract and all its Annexes are subject to Austrian law excluding the reference provisions of the Austrian IPRG [International Private Law Act].

13 Jurisdiction

13.1	The competent court in Vienna has jurisdiction in all litigation arising from the granting of funds. The FFG also retains the right to sue the funding recipient in his/her general jurisdiction.

14 Contract components

14.1	The following documents are the integral elements of the funding contract:

•	the funding request (“EUROSTARS CoD8: 7563 KLEBSICURE—development of monoclonal antibody-based immune therapy and diagnostics for severe Klebsiella infections”)

•	guidelines for handling project costs in funding applications and reports for assisted projects with EU co-financing (version 1.3)

•	General funding conditions for funding contracts in the current version (1/26/2009)

•	national guidelines for the creation of a Eurostars funding application in the current version

14.2	The following are regarded as the legal basis of this funding contract:

•	Österreichische Forschungsförderungsgesellschaft mbH establishment act (research funding, structure reform act) in the currently applicable version

•	the guidelines for the Österreichische Forschungsförderungsgesellschaft mbH for the funding of research, technology, development and innovation (FFG guidelines GZ: BMVIT-609.986/0005-111/12/2008 and BMWA-98.310/0032-C1/10/2008)

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Österreichische Forschungsförderungsgesellschaft mbH Sensengasse 1 1090 Vienna	Tel +43(0)5 7755-0 Fax+43 (0)5 7755-97900 www.ffg.at, office@ffg.at FN 252263a HG Vienna

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The funding recipient confirms his/her awareness of all contract components and accepts them without reservation.

The funding recipient also expressly confirms having read the documents “Eurostars Program Document endorsed by the High Level Group (HLG) in Como on October 19, 2006 and revised according HLG meeting in Venice on April 18-19, 2007”, the relevant “Eurostars Guidelines” and the national “Guidelines for creating a Eurostars funding application” and accepts to submit fully and without restriction to their contents.

By signing this funding contract, the funding recipient confirms that he/she is not requesting, has not requested, has not been awarded or has not received any other national and/or international funds or community funds for the contractual project.

It is hereby noted that the objective funding offer must be deemed as revoked, if the funding recipient does not return it signed to the FFG within 3 months.

For the funding donor:

Österreichische Forschungsförderungsgesellschaft mbH (FFG)

[seal:]

Austrian Research Promotion Agency mbH (FFG)

Vienna, on 11/28/2012

/s/ Dr. Henrietta Egerth-Stadlhuber	/s/ Dr. Klaus Pseiner
Dr. Henrietta Egerth-Stadlhuber Managing Director	Dr. Klaus Pseiner Managing Director

Funding recipient

Vienna                 , on 12/5/2012

ARSANIS Biosciences GmbH MarxBox Helmut-Qualtinger-Gasse 2 1030 Vienna
/s/ Dr. Eszter Nagy
(Add company signature, name and position in block letters, company stamp) Eszter Nagy, MD, PhD Managing Director

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Österreichische Forschungsförderungsgesellschaft mbH Sensengasse 1 1090 Vienna	Tel +43(0)5 7755-0 Fax+43 (0)5 7755-97900 www.ffg.at, office@ffg.at FN 252263a HG Vienna

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Attachments:

General funding conditions for funding contracts in the current version (1/26/2009)

Guidelines for handling project costs in funding applications and reports for assisted projects with EU co-financing (version 1.3)

Guidelines for the Österreichische Forschungsförderungsgesellschaft mbH for funding of research, technology, development and innovation (FFG guidelines) as per link: http://www.ffg.at/getdownload.php?id=21Eurostars Guidelines as per link: http://www.eurostars-eureka.eu/

National guidelines for the creation of a Eurostars funding application in the current version as per link:

www.ffg.at/eureka

Österreichische Forschungsförderungsgesellschaft mbH Sensengasse 1 1090 Vienna	Tel +43(0)5 7755-0 Fax+43 (0)5 7755-97900 www.ffg.at, office@ffg.at FN 252263a HG Vienna